UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2015
____________________
NOVATEL WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
9645 Scranton Road, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 812-3400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On April 17, 2015, Novatel Wireless, Inc., a Delaware corporation (the “Company”) entered into an offer letter agreement with Slim S. Souissi (the “Offer Letter”), pursuant to which Dr. Souissi will be entitled to receive an annual base salary of $365,000 as compensation for his services as President and Chief Operations Officer. Commencing on March 16, 2015, $255,500 of Dr. Souissi’s annual base salary will be payable in cash, and the remaining $109,500 of Dr. Souissi’s annual base salary will be payable through the issuance of restricted stock units (“Compensatory RSUs”) which will vest in 12 equal monthly installments from the date of grant; provided, however, that beginning in calendar year 2016, Dr. Souissi will have the right to elect to receive his full annual base salary in cash. Dr. Souissi will also have the opportunity to receive a bonus of $182,500, to the extent that the board of directors of the Company (the “Board”) determines that the Company has achieved certain performance goals during the period from July 1, 2014 through March 31, 2015 under the Company’s 2014 Retention Bonus Plan. For subsequent periods commencing on April 1, 2015, Dr. Souissi will be eligible to receive an annual bonus targeted at 60% of his annual base salary, based on the achievement of criteria to be established by the Compensation Committee of the Board.
On April 17, 2015, the Company also entered into a Change in Control and Severance Agreement with Dr. Souissi (the “Severance Agreement”) which provides that if Dr. Souissi’s employment is terminated by the Company without cause or by Dr. Souissi for good reason after June 14, 2015 and not during a Change in Control Period (as defined in the Severance Agreement), then Dr. Souissi will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to six months of his annual base salary, payable in cash in the form of salary continuation and a lump-sum bonus payment equal to the pro-rated portion of his target bonus in the year of termination. In addition, Dr. Souissi will also receive immediate vesting of the portion of his outstanding equity awards (other than Compensatory RSUs) that would have vested had his employment continued through the next vesting date and he and his covered dependents will be entitled to certain healthcare benefits for a period of up to nine months.
If, on or prior to June 14, 2016, Dr. Souissi experiences a Payment Termination during a Change in Control period (as such terms are defined in Dr. Souissi’s previous change of control letter agreement with the Company, dated May 19, 2004, as amended (the “Previous Agreement”)), then Dr. Souissi will, subject to certain conditions including the execution of a general release, be entitled to receive a lump-sum severance payment equal to the sum of the following: (a) 300% of the greater of (x) his annual base salary as in effect immediately prior to the termination or (y) his annual base salary as in effect immediately prior to the change in control; and (b) 300% of the greater of (x) his targeted annual bonus for the year in which the termination occurs or (y) his targeted annual bonus for the year in which the change in control occurs, in each case assuming that the bonus targets are satisfied. Dr. Souissi will also be entitled to receive financial planning services for the one year period following date of termination, outplacement services for a period not to exceed one year at an aggregate cost to the Company not to exceed $10,000 and he and his covered dependents will be entitled to certain healthcare benefits for a period of up to 24 months.
If Dr. Souissi’s employment is terminated by the Company without cause or by Dr. Souissi for good reason between June 15, 2015 and June 14, 2016 and during a Change in Control Period (as defined in the Severance Agreement) and Dr. Souissi is not entitled to benefits under the Previous Agreement, Dr. Souissi will, subject to certain conditions including the execution of a general release, be entitled to receive an amount equal to 300% of his base salary, payable in cash in the form of salary continuation.
If Dr. Souissi’s employment is terminated by the Company without cause or by the executive for good reason after June 14, 2016, and during a Change in Control Period, then Dr. Souissi will, subject to certain conditions including the execution of a general release, be entitled to receive, a severance payment in an amount equal to the sum of 18 months of his base salary plus 12 months of his target annual bonus opportunity. Dr. Souissi will also receive immediate vesting of all outstanding equity awards (other than Compensatory RSUs) and he and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

On April 22, 2015, the Company and Michael Newman, the Company’s Executive Vice President, Chief Financial Officer, and Secretary, entered into an Amended and Restated Change in Control and Severance Agreement (the “Restated Severance Agreement”). The Restated Severance Agreement provides that if Mr. Newman’s employment is terminated by the Company without cause or by Mr. Newman for good reason at any time other than during a Change in Control Period (as defined in the Restated Severance Agreement), then Mr. Newman will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to 50% of his annual base salary, payable in cash in the form of salary continuation and a lump-sum bonus payment equal to the pro-rated portion of his target bonus in the year of termination. In addition, Mr. Newman will also receive immediate vesting of the portion of his outstanding equity awards (other than Compensatory RSUs) that would have vested had his employment continued through the next vesting date and he and his covered dependents will be entitled to certain healthcare benefits for a period of up to nine months.
If Mr. Newman’s employment is terminated by the Company without cause or by Mr. Newman for good reason during a Change in Control Period (as defined in the Restated Severance Agreement) then Mr. Newman will, subject to certain conditions including the execution of a general release, be entitled to receive, a severance payment in an amount equal to the sum of 18 months of his base salary plus 12 months of his target annual bonus opportunity. Mr. Newman will also receive immediate vesting of all outstanding equity awards (other than Compensatory RSUs) and he and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.
The foregoing descriptions of the Offer Letter, the Severance Agreement and the Restated Severance Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and the terms of which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated April 17, 2015, by and between the Company and Dr. Slim Souissi.
10.2	Change in Control and Severance Agreement, dated April 17, 2015, by and between the Company and Dr. Slim Souissi.
10.3	Amended and Restated Change in Control and Severance Agreement, dated April 22, 2015, by and between the Company and Michael Newman.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NOVATEL WIRELESS, INC.

By:     /s/ Michael A. Newman
Michael A. Newman
Executive Vice President, Chief Financial Officer
and Secretary
Date: April 23, 2015